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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement (Form S-3 No. 333-31287) and Registration Statements (Form S-8 Nos. 33-96624, 333-48597, 333-52927 and 333-51884) of our report dated March 16, 2001 (except for Note 2, as to which the date is August 20, 2001), with respect to the financial statements of Net4Music Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2000.


                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
August 20, 2001